                                                                    EXHIBIT 99.1


FINANCIAL CONTACT:   JAMES S. GULMI  (615) 367-8325
MEDIA CONTACT:       CLAIRE S. MCCALL (615) 367-8283

                     GENESCO REPORTS SECOND QUARTER RESULTS
              --DILUTED EARNINGS PER SHARE INCREASE 35% TO $0.27--
                         --RAISES FISCAL 2006 GUIDANCE--

NASHVILLE, Tenn., Aug. 24, 2005 - Genesco Inc. (NYSE: GCO) today reported net earnings of $6.8 million, or $0.27 per diluted share, for the second quarter ended July 30, 2005. This compares with net earnings of $4.8 million, or $0.20 per diluted share, for the second quarter last year. Net sales for the second quarter of fiscal 2006 increased 12% to $275 million compared to $246 million for the second quarter of fiscal 2005.

         Genesco Chairman, President and Chief Executive Officer Hal N. Pennington, said, "We are very pleased to have exceeded expectations once again with a strong second quarter performance. Our results were driven by positive comps in all our retail divisions and by continued operating margin expansion."

          "Net sales at Journeys rose 12% to approximately $119 million, same store sales increased 6% and footwear unit comps were up 9%. Fashion athletic, Euro casuals, board sport shoes, and women's fashion footwear all performed well during the quarter. We are confident that Journeys is well positioned from a merchandising perspective for the fall and holiday selling seasons.

          "Hat World posted another solid quarter. Total sales increased 19% to $69 million and same store sales were up 4%, which was on top of a 16% comp increase a year ago. Hat World continued to experience strong gains in both core and fashion Major League Baseball, and branded performance headwear, and we are excited about the opportunities for the upcoming NFL season. Our new stores -- both mall and non-mall locations -- continue to perform well, highlighting Hat World's significant growth prospects.

          "Comparable store sales for Underground Station increased 12%, driven by continued increases in average selling price and unit comps. Net sales for the Underground Station Group, which includes Jarman, increased 13% to $32 million and comparable store sales rose 9%.

Comparable store sales at Jarman were up 1%. We remain focused on improving our platform and expanding Underground Station's leadership position in the mall.

         "Johnston & Murphy's second quarter results reflect the success of the brand's initiatives to attract new consumers, update the retail stores and diversify its sourcing base. Net sales were up 4% to $41 million, same store sales increased 9%, representing Johnston & Murphy's biggest quarterly comp gain in some time. In addition, operating margin improved 230 basis points, to 5.9%. The excellent feedback we received from retailers at the recent WSA Shoe Show reinforces our confidence in the Johnston & Murphy brand, its product offering, and its business strategy.

         "Sales of Dockers Footwear were roughly flat at $14 million. Dockers Footwear business continues to be impacted by a shift at retail to more private label footwear."

         Genesco also stated that it is revising its fiscal 2006 guidance upward. The Company now expects sales for the year to be approximately $1.28 billion and earnings per share to range from $2.28 to $2.30, including a previously announced charge of approximately $0.06 per share associated with the settlement of a class action lawsuit.

         Pennington concluded, "During the first six months of fiscal 2006 our entire organization performed at a very high level and our strong financial results and growing industry presence reflect tremendous effort. While we are proud of our recent accomplishments, our sights are set on the future and we continue to push ourselves to improve our operations and increase shareholder value."

         This release contains forward-looking statements, including those regarding the Company's sales and earnings outlook and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences, including weakness in consumer demand for products sold by the Company, fashion trends that affect the sales or product margins of the Company's retail product offerings, changes in the timing of holidays or in the onset of seasonal weather affecting period to period sales comparisons, changes in buying patterns by significant wholesale customers, disruptions in product availability or distribution, unfavorable trends in foreign exchange rates and other factors affecting the cost of products, changes in business strategies by the Company's competitors (including pricing and promotional discounts), the ability to open, staff and support additional retail stores on schedule and at acceptable expense levels and to renew leases in existing stores on schedule and at acceptable expense levels, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation and environmental matters involving the Company. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

            The Company's live conference call on August 24, 2005, at 7:30 a.m. (Central time) may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

            Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 1,650 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Zone, Cap Factory, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.undergroundstation.com, www.johnstonmurphy.com, www.lids.com, www.hatworld.com, and www.lidscyo.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

                                  GENESCO INC.

    CONSOLIDATED EARNINGS SUMMARY

==================================================================================================================================
                                                                          Three Months Ended                  Six Months Ended
                                                                  --------------------------         -------------------------
                                                                   JULY 30,         July 31,          JULY 30,        July 31,
    In Thousands                                                       2005             2004              2005            2004
----------------------------------------------------------------------------------------------------------------------------------
    Net sales                                                     $ 275,168        $ 245,939         $ 561,253       $ 471,465
    Cost of sales                                                   136,210          124,050           275,742         238,898
    Selling and administrative expenses                             124,948          112,011           252,204         211,349
    Restructuring and other, net                                        177             (160)            3,044             (92)
----------------------------------------------------------------------------------------------------------------------------------
    Earnings from operations before interest and other               13,833           10,038            30,263          21,310
    Interest expense, net                                             2,568            2,896             5,272           4,778
----------------------------------------------------------------------------------------------------------------------------------
    EARNINGS BEFORE INCOME TAXES FROM
        CONTINUING OPERATIONS                                        11,265            7,142            24,991          16,532

    Income tax expense*                                               4,499            2,317             9,799           5,901
----------------------------------------------------------------------------------------------------------------------------------
    Earnings from continuing operations                               6,766            4,825            15,192          10,631

    Provision for discontinued operations, net                           --              (21)               65             (21)
----------------------------------------------------------------------------------------------------------------------------------
    NET EARNINGS                                                  $   6,766        $   4,804         $  15,257       $  10,610
==================================================================================================================================

* Includes favorable tax settlements of $0.4 million and $0.5 million in the second quarter and six months of Fiscal 2005, respectively.



    EARNINGS PER SHARE INFORMATION

=================================================================================================================================
                                                                         Three Months Ended                  Six Months Ended
                                                                 --------------------------         -------------------------
                                                                  JULY 30,         July 31,          JULY 30,        July 31,
    In Thousands (except per share amounts)                           2005             2004              2005            2004
---------------------------------------------------------------------------------------------------------------------------------
    Preferred dividend requirements                              $      69        $      73         $     142       $     146

    Average common shares - Basic EPS                               22,702           21,903            22,613          21,833

    Basic earnings per share:
         Before discontinued operations                              $0.29            $0.22             $0.67           $0.48
         Net earnings                                                $0.29            $0.22             $0.67           $0.48

    Average common and common
        equivalent shares - Diluted EPS                             27,142           26,290            27,020          26,208

    Diluted earnings per share:
         Before discontinued operations                              $0.27            $0.20             $0.60           $0.45
         Net earnings                                                $0.27            $0.20             $0.61           $0.45

=================================================================================================================================

                                  GENESCO INC.

    CONSOLIDATED EARNINGS SUMMARY

==========================================================================================================================
                                                                  Three Months Ended                  Six Months Ended
                                                          --------------------------         -------------------------
                                                           JULY 30,         July 31,          JULY 30,        July 31,
    In Thousands                                               2005             2004              2005            2004
--------------------------------------------------------------------------------------------------------------------------
    Sales:
        Journeys                                          $ 118,928        $ 105,785         $ 247,772       $ 220,026
        Underground Station Group                            32,186           28,462            72,022          63,591
        Hat World                                            69,055           57,956           131,202          76,041
        Johnston & Murphy                                    41,008           39,413            82,516          79,954
        Licensed Brands                                      13,916           14,223            27,608          31,703
        Corporate and Other                                      75              100               133             150
--------------------------------------------------------------------------------------------------------------------------
        NET SALES                                         $ 275,168        $ 245,939         $ 561,253       $ 471,465
==========================================================================================================================
    Pretax Earnings (Loss):
        Journeys                                          $   6,951          $ 6,083         $  20,719       $  15,246
        Underground Station Group                              (681)          (1,483)            1,935             142
        Hat World                                             9,258            7,451            14,740           9,002
        Johnston & Murphy                                     2,418            1,400             4,948           3,785
        Licensed Brands                                       1,018            1,311             1,764           3,055
        Corporate and Other*                                 (5,131)          (4,724)          (13,843)         (9,920)
--------------------------------------------------------------------------------------------------------------------------
        Operating income                                     13,833           10,038            30,263          21,310
        Interest, net                                         2,568            2,896             5,272           4,778
--------------------------------------------------------------------------------------------------------------------------
    TOTAL PRETAX EARNINGS                                    11,265            7,142            24,991          16,532
    Income tax expense**                                      4,499            2,317             9,799           5,901
--------------------------------------------------------------------------------------------------------------------------
    Earnings (loss) from continuing operations                6,766            4,825            15,192          10,631

    Provision for discontinued operations, net                   --              (21)               65             (21)
--------------------------------------------------------------------------------------------------------------------------
    NET EARNINGS                                          $   6,766        $   4,804         $  15,257       $  10,610
==========================================================================================================================

   * Includes $0.2 million and $0.4 million of other charges for asset impairment and lease terminations in the second quarter and six months of Fiscal 2006, respectively, and a $2.6 million charge for a litigation settlement in the first six months of Fiscal 2006. Includes $0.4 million and $0.5 million of other charges for asset impairment and lease terminations in the second quarter and six months of Fiscal 2005, respectively, offset by a $0.6 million pension curtailment gain in the second quarter and six months of Fiscal 2005.

  ** Includes favorable tax settlements of $0.4 million and $0.5 million in the second quarter and six months of Fiscal 2005, respectively.

                                  GENESCO INC.


    CONSOLIDATED BALANCE SHEET

==========================================================================================================
                                                                              JULY 30,        July 31,
    In Thousands                                                                  2005            2004
----------------------------------------------------------------------------------------------------------
    ASSETS
    Cash and cash equivalents                                                $  38,848       $  15,286
    Accounts receivable                                                         17,762          17,449
    Inventories                                                                270,688         263,377
    Other current assets                                                        23,790          20,260
----------------------------------------------------------------------------------------------------------
    Total current assets                                                       351,088         316,372
----------------------------------------------------------------------------------------------------------
    Property and equipment                                                     173,316         164,997
    Other non-current assets                                                   159,588         164,169
----------------------------------------------------------------------------------------------------------
    TOTAL ASSETS                                                             $ 683,992       $ 645,538
==========================================================================================================
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Accounts payable                                                         $ 114,837       $ 104,468
    Current portion - long-term debt                                                 -          13,000
    Other current liabilities                                                   53,966          41,102
----------------------------------------------------------------------------------------------------------
    Total current liabilities                                                  168,803         158,570
----------------------------------------------------------------------------------------------------------
    Long-term debt                                                             151,250         189,250
    Other long-term liabilities                                                 70,608          71,354
    Shareholders' equity                                                       293,331         226,364
----------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $ 683,992       $ 645,538
==========================================================================================================

                                  GENESCO INC.


RETAIL UNITS OPERATED - SIX MONTHS ENDED JULY 30, 2005

===============================================================================================================================
                                 BALANCE    ACQUISI-                                BALANCE                            BALANCE
                                01/31/04       TIONS     OPEN     CONV      CLOSE  01/29/05    OPEN   CONV     CLOSE  07/30/05
-------------------------------------------------------------------------------------------------------------------------------
 Journeys                            665                   37        0          7       695      19      0         3       711
     Journeys                        625                   35        0          6       654      18      0         2       670
     Journeys Kidz                    40                    2        0          1        41       1      0         1        41
 Underground Station Group           233                   21        0         25       229       4      0         7       226
     Underground Station             137                   21       12          5       165       4      2         3       168
     Jarman Retail                    96                    0      (12)        20        64       0     (2)        4        58
 Hat World                             0         503       55        0          6       552      43      0         2       593
 Johnston & Murphy                   148                    7        0         13       142       2      0         2       142
     Shops                           115                    3        0         11       107       2      0         2       107
     Factory Outlets                  33                    4        0          2        35       0      0         0        35
-------------------------------------------------------------------------------------------------------------------------------
 Total Retail Units                1,046         503      120        0         51     1,618      68      0        14     1,672
===============================================================================================================================


 RETAIL UNITS OPERATED - THREE MONTHS ENDED JULY 30, 2005

========================================================================================
                                   BALANCE                                      BALANCE
                                  04/30/05        OPEN       CONV      CLOSE   07/30/05
----------------------------------------------------------------------------------------
 Journeys                              701          10          0          0        711
     Journeys                          660          10          0          0        670
     Journeys Kidz                      41           0          0          0         41
 Underground Station Group             227           2          0          3        226
     Underground Station               166           2          1          1        168
     Jarman Retail                      61           0         (1)         2         58
 Hat World                             568          27          0          2        593
 Johnston & Murphy                     143           1          0          2        142
     Shops                             108           1          0          2        107
     Factory Outlets                    35           0          0          0         35
 ---------------------------------------------------------------------------------------
 Total Retail Units                  1,639          40          0          7      1,672
========================================================================================


 CONSTANT STORE SALES

=============================================================================
                                    Three Months Ended      Six Months Ended
                                 ----------------------  --------------------
                                  JULY 30,    July 31,   JULY 30,   July 31,
                                      2005        2004       2005       2004
-------------------------------------------------------  --------------------
 Journeys                               6%          2%         7%         5%
 Underground Station Group              9%        -10%         9%        -6%
     Underground Station               12%        -11%        12%        -6%
     Jarman Retail                      1%         -9%         2%        -6%
 Johnston & Murphy                      9%          0%         6%         4%
     Shops                              9%          0%         6%         3%
     Factory Outlets                    6%          0%         4%         6%
-----------------------------------------------------------------------------
 Total Constant Store Sales             7%         -1%         7%         3%
=============================================================================

=============================================================================
 Hat World                              4%         16%         5%         -
      April 1, 2004 - July 31, 2004     -           -          -         17%
=============================================================================